Exhibit 99.1
Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Steven Brazones Investor Relations Contact 651-236-5060

NEWS	September 21, 2022

H.B. Fuller Reports Third Quarter Fiscal 2022 Results

Net Revenue Growth of 13.8%; Organic Growth of 18.4% Year-on-Year

Reported EPS (diluted) of $0.84; Adjusted EPS (diluted) of $1.06, Up 34% Year-on-Year

Adjusted EBITDA of $138 million, up 24% y-on-y; Adjusted EBITDA Margin Increased 120 basis points y-on-y

Company Increasing FY2022 Adjusted EBITDA Expectations to a range of $540 to $550 million; 16% - 18% Growth

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its third quarter that ended August 27, 2022.

Third Quarter 2022 Noteworthy Items:

■	Net revenue grew 13.8% year-on-year, with organic revenue increasing 18.4% year-on-year with strong organic growth in all operating segments;
■	Gross margin was 26.5%; Adjusted gross margin of 26.5% expanded 280 basis points year-on-year, driven by strong pricing execution to recover raw material cost inflation;
■	Net Income was $46.5 million; Adjusted EBITDA of $137.7 million was up 24.4% year-on-year and adjusted EBITDA margin was up 120 basis points;
■	Reported EPS (diluted) was $0.84; Adjusted EPS (diluted) was $1.06, increasing 34.2% versus the prior year.

Summary of Third Quarter 2022 Results:

Net revenue for the third quarter of fiscal 2022 was $941.2 million, up 13.8% versus the third quarter of fiscal 2021. Robust pricing actions to recover unprecedented raw material cost inflation increased net revenue by 18.7 percentage points. As expected, volume was down 0.3% as a result of slowing economic conditions, offset by market share gains. As a result, organic revenue increased 18.4% versus the third quarter of fiscal 2021. Unfavorable foreign currency exchange rates reduced net revenue growth by 6.6 percentage points, while acquisitions increased net revenue growth by 2.0 percentage points. On a year-on-year basis, Hygiene, Health and Consumable Adhesives organic revenue increased 22.9%, Engineering Adhesives organic revenue increased 17.5%, and Construction Adhesives organic revenue increased 6.9%.

Gross profit in the third quarter of fiscal 2022 was $249.2 million. Adjusted gross profit in the third quarter of fiscal 2022 was $249.8 million. Adjusted gross profit margin of 26.5% increased 280 basis points year-on-year. Strong pricing actions to recover raw material cost inflation, as well as operating efficiencies, drove adjusted gross margin higher year-on-year.

Selling, general and administrative (SG&A) expense was $161.2 million in the third quarter of fiscal 2022 and adjusted SG&A was $156.2 million. Adjusted SG&A as a percent of net revenue increased 100 basis points versus the third quarter of last year. The increase in SG&A, as a percentage of net revenue, was largely driven by higher variable compensation and higher travel related expenses following the pandemic driven slowdown in travel.

Net income attributable to H.B. Fuller for the third quarter of fiscal 2022 was $46.5 million, or $0.84 per diluted share. Adjusted net income attributable to H.B. Fuller for the third quarter of fiscal 2022 was $58.3 million, up 35.9% year-on-year. Adjusted EPS was $1.06 per diluted share, up $0.27 or 34.2% year-on-year, reflecting strong organic revenue growth and operating efficiencies which more than offset the unfavorable impact of currency and higher interest rates.

Adjusted EBITDA in the third quarter of fiscal 2022 was $137.7 million, up 24.4% compared with the third quarter of last year. Adjusted EBITDA margin increased 120 basis points year-on-year from 13.4% to 14.6%. Strong pricing actions, continued strategic mix shift towards more highly-specified products, and operational discipline drove the improvement year-on-year.

“Our strong organic growth and improved profitability in the third quarter serve as additional proof points that our strategy is working, particularly in light of continued raw material inflation and currency headwinds from the strong dollar,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our innovation driven market share gains and mix shift to a more highly specified product portfolio through innovation and strategic M&A, coupled with our responsible pricing actions, are delivering significant improvement to our financial results.

“Our underlying market share gains are enabling us to drive a more favorable volume performance in the marketplace and position us well as the rate of raw material inflation subsides. These share gains will endure and should grow as we execute our strategy. At the same time, our ability to substitute adhesive technologies greatly improves with supply chain normalization and allows us to provide competitive offerings while improving margins. These substitution capabilities, combined with the pricing actions we have taken throughout this unprecedented inflationary environment, will enable us to grow organic revenues and expand margins in recessionary economic environments.

“We have very effectively managed both economic and currency headwinds and we remain on track to achieve significant double-digit EPS growth and EBITDA growth at the top end of the range we provided in the first quarter. We are performing exceptionally well, and we are uniquely positioned to continue to deliver above-market organic growth while expanding our margins,” concluded Owens.

Balance Sheet and Cash Flow Items:

At the end of the third quarter of fiscal 2022 net debt was $1,857 million, down $10 million sequentially versus the second quarter. Cash flow from operations in the quarter was $58 million, up $49 million sequentially reflecting strong revenue growth and improving margins but down versus last year due to higher year-on-year working capital requirements.

Fiscal 2022 Outlook:

■	Company is increasing full-year expectations for adjusted EBITDA, despite slower economic conditions, stronger U.S. Dollar, and continued raw material cost inflation;
■	Organic revenue growth for fiscal year 2022 is expected to be in the range of 17% to 18%, excluding the impact of the extra week;
■

Adjusted EBITDA for fiscal 2022 is expected to be in the range of $540 to $550 million, up from the previously provided range of $530 to $550 million and equating to growth of 16% to 18% versus fiscal year 2021;

■	Net interest expense for fiscal 2022 is expected to be between $80 and $85 million reflecting higher interest rates and the expectation of some opportunistic refinancing before the end of the year;
■

Adjusted EPS in the fourth quarter of fiscal 2022 is expected to be in the range of $1.15 to $1.30, resulting in fiscal year 2022 adjusted EPS increasing 19% to 23% year-on-year, despite the significantly stronger U.S. dollar and higher borrowing costs;

■	Working capital, as a percentage of annualized net revenue, is expected to be in the range of 16% to 17% by fiscal year-end, resulting in full-year cash flow from operations similar to the prior year.

Conference Call:

The company will hold a conference call on September 22, 2022, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on September 22, 2022, through 10:59 p.m. CT on September 29, 2022. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2022 Guidance, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2021 net revenue of $3.3 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on the supply chain, raw material costs and pricing of our products due to the Russia-Ukraine war; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and the Russia-Ukraine war and the resulting deterioration of the global business and economic environment.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	August 27, 2022	Net Revenue	August 28, 2021	Net Revenue
Net revenue	$941,230	100.0%	$826,830	100.0%
Cost of sales	(692,066)	(73.5)%	(632,880)	(76.5)%
Gross profit	249,164	26.5%	193,950	23.5%

Selling, general and administrative expenses	(161,210)	(17.1)%	(134,497)	(16.3)%
Other income, net	6,559	0.7%	6,150	0.7%
Interest expense	(23,450)	(2.5)%	(19,396)	(2.3)%
Interest income	2,139	0.2%	2,520	0.3%
Income before income taxes and income from equity method investments	73,202	7.8%	48,727	5.9%

Income taxes	(28,259)	(3.0)%	(19,095)	(2.3)%

Income from equity method investments	1,587	0.2%	1,998	0.2%
Net income including non-controlling interest	46,530	4.9%	31,630	3.8%

Net income attributable to non-controlling interest	(33)	(0.0)%	(14)	(0.0)%
Net income attributable to H.B. Fuller	$46,497	4.9%	$31,616	3.8%

Basic income per common share attributable to H.B. Fuller	$0.87		$0.60
Diluted income per common share attributable to H.B. Fuller	$0.84		$0.58

Weighted-average common shares outstanding:
Basic	53,644		53,049
Diluted	55,130		54,646

Dividends declared per common share	$0.190		$0.168

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended	Percent of	Nine Months Ended	Percent of
	August 27, 2022	Net Revenue	August 28, 2021	Net Revenue
Net revenue	$2,790,969	100.0%	$2,380,607	100.0%
Cost of sales	(2,075,392)	(74.4)%	(1,776,744)	(74.6)%
Gross profit	715,577	25.6%	603,863	25.4%

Selling, general and administrative expenses	(483,109)	(17.3)%	(426,921)	(17.9)%

Other income, net	12,701	0.5%	25,899	1.1%
Interest expense	(61,475)	(2.2)%	(59,699)	(2.5)%
Interest income	6,170	0.2%	7,709	0.3%
Income before income taxes and income from equity method investments	189,864	6.8%	150,851	6.3%

Income taxes	(62,023)	(2.2)%	(46,362)	(1.9)%

Income from equity method investments	4,236	0.2%	6,071	0.3%
Net income including non-controlling interest	132,077	4.7%	110,560	4.6%

Net income attributable to non-controlling interest	(70)	(0.0)%	(51)	(0.0)%
Net income attributable to H.B. Fuller	$132,007	4.7%	$110,509	4.6%

Basic income per common share attributable to H.B. Fuller	$2.47		$2.09
Diluted income per common share attributable to H.B. Fuller	$2.39		$2.04

Weighted-average common shares outstanding:
Basic	53,498		52,794
Diluted	55,201		54,093

Dividends declared per common share	$0.548		$0.498

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 27,	August 28,	August 27,	August 28,
	2022	2021	2022	2021

Net income attributable to H.B. Fuller	$46,497	$31,616	$132,007	$110,509
Adjustments:
Acquisition project costs[1]	1,138	901	9,008	2,277
Organizational realignment[2]	595	3,087	4,915	9,029
Royal restructuring and integration[3]	196	1,016	1,007	3,537
Project One	2,502	2,305	7,559	6,469
Other[4]	711	111	8,267	(3,701)
Discrete tax items[5]	6,449	5,626	7,697	5,068
Income tax effect on adjustments[6]	251	(1,746)	(6,786)	(4,359)
Adjusted net income attributable to H.B. Fuller[7]	58,339	42,916	163,674	128,829
Add:
Interest expense	23,450	19,412	61,501	59,769
Interest income	(2,139)	(2,520)	(6,181)	(7,709)
Adjusted Income taxes	21,559	15,216	61,112	45,653
Depreciation and Amortization expense[8]	36,491	35,705	108,925	106,596
Adjusted EBITDA[7]	137,700	110,729	389,031	333,138

Diluted Shares	55,130	54,646	55,201	54,093
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.06	$0.79	$2.97	$2.38
Revenue	$941,230	$826,830	$2,790,969	$2,380,607
Adjusted EBITDA margin[7]	14.6%	13.4%	13.9%	14.0%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Royal restructuring and integration program includes costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[4] Other expenses, for the nine months ended August 27 2022, include a $3.3 million non-cash charge related to the wind down and settlement of the Company’s Canadian defined benefit pension plan, $1.3 million of hedging costs related to the Russian ruble devaluation driven by the war in Ukraine, $1.2 million of transactional tax expense associated with an audit settlement, other expenses for COVID-19 testing, vaccinations and exceptional medical claims, and non-cash gains and losses related to legal entity consolidations.

[5] Discrete tax items are related to revaluation of cross-currency swap agreements due to depreciation of the Euro versus the U.S. Dollar and various foreign tax matters, offset by the tax effect of legal entity mergers.

[6] Represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($149) and ($292) for the three months ended August 27, 2022 and August 28, 2021, respectively and ($460) and ($1,026) for the nine months ended August 27, 2022 and August 28, 2021, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 27,	August 28,	August 27,	August 28,
	2022	2021	2022	2021
Net Revenue:
Hygiene, Health and Consumable Adhesives	$424,978	$369,439	$1,252,405	$1,069,922
Engineering Adhesives	378,264	342,300	1,137,587	1,000,337
Construction Adhesives	137,988	115,091	400,977	310,348
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$941,230	$826,830	$2,790,969	$2,380,607

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$47,470	$29,652	$122,950	$98,493
Engineering Adhesives	39,776	34,087	115,266	96,580
Construction Adhesives	6,391	3,339	22,032	4,974
Corporate unallocated	(5,683)	(7,625)	(27,780)	(23,105)
Total H.B. Fuller	$87,954	$59,453	$232,468	$176,942

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$61,834	$44,496	$166,304	$142,671
Engineering Adhesives	56,061	52,001	165,461	150,034
Construction Adhesives	19,619	14,247	59,616	37,785
Corporate unallocated	186	(15)	(2,350)	2,648
Total H.B. Fuller	$137,700	$110,729	$389,031	$333,138

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	14.5%	12.0%	13.3%	13.3%
Engineering Adhesives	14.8%	15.2%	14.5%	15.0%
Construction Adhesives	14.2%	12.4%	14.9%	12.2%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	14.6%	13.4%	13.9%	14.0%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 27,	August 28,	August 27,	August 28,
	2022	2021	2022	2021
Income before income taxes and income from equity method investments	$73,202	$48,727	$189,864	$150,851

Adjustments:
Acquisition project costs[1]	1,138	901	9,008	2,277
Organizational realignment[2]	595	3,087	4,915	9,029
Royal restructuring and integration[3]	196	1,016	1,007	3,537
Project One	2,502	2,305	7,559	6,469
Other[4]	711	111	8,267	(3,701)
Adjusted income before income taxes and income from equity method investments[9]	$78,344	$56,147	$220,620	$168,462

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 27,	August 28,	August 27,	August 28,
	2022	2021	2022	2021
Income Taxes	$(28,259)	$(19,095)	$(62,023)	$(46,362)

Adjustments:
Acquisition project costs[1]	55	(212)	(2,154)	(495)
Organizational realignment[2]	29	(726)	(1,140)	(2,204)
Royal restructuring and integration[3]	10	(239)	(213)	(846)
Project One	122	(542)	(1,284)	(1,551)
Other[4]	6,484	5,598	5,702	5,805
Adjusted income taxes[10]	$(21,559)	$(15,216)	$(61,112)	$(45,653)

Adjusted income before income taxes and income from equity method investments	$78,344	$56,147	$220,620	$168,462
Adjusted effective income tax rate[10]	27.5%	27.1%	27.7%	27.1%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 27,	August 28,	August 27,	August 28,
	2022	2021	2022	2021

Net revenue	$941,230	$826,830	$2,790,969	$2,380,607

Gross profit	$249,164	$193,950	$715,577	$603,863
Gross profit margin	26.5%	23.5%	25.6%	25.4%

Adjustments:
Acquisition project costs[1]	(104)	1	320	64
Organizational realignment[2]	214	1,472	1,997	2,265
Royal restructuring and integration[3]	5	644	377	1,962
Project ONE	-	(22)	6	(22)
Other[4]	533	247	1,358	1,635
Adjusted gross profit[11]	$249,812	$196,292	$719,635	$609,767
Adjusted gross profit margin[11]	26.5%	23.7%	25.8%	25.6%

11 Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 27,	August 28,	August 27,	August 28,
	2022	2021	2022	2021

Selling, general and administrative expenses	$(161,210)	$(134,497)	$(483,109)	$(426,921)

Adjustments:
Acquisition project costs[1]	1,241	901	8,688	2,214
Organizational realignment[2]	630	1,614	4,134	6,819
Royal restructuring and integration[3]	191	388	656	1,644
Project ONE	2,502	2,327	7,553	6,491
Other[4]	471	55	2,691	32
Adjusted selling, general and administrative expenses[12]	$(156,175)	$(129,212)	$(459,387)	$(409,721)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 27, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$50,378	$41,927	$8,718	$101,023	$(54,526)	$46,497
Adjustments:
Acquisition project costs[1]	-	-	-	-	1,138	1,138
Organizational realignment[2]	-	-	-	-	595	595
Royal Restructuring and integration[3]	-	-	-	-	196	196
Project One	-	-	-	-	2,502	2,502
Other[4]	-	-	-	-	711	711
Discrete tax items[5]	-	-	-	-	6,449	6,449
Income tax effect on adjustments[6]	-	-	-	-	251	251
Adjusted net income attributable to H.B. Fuller[7]	50,378	41,927	8,718	101,023	(42,684)	58,339
Add:
Interest expense	-	-	-	-	23,450	23,450
Interest income	-	-	-	-	(2,139)	(2,139)
Adjusted Income taxes	-	-	-	-	21,559	21,559
Depreciation and amortization expense[8]	11,456	14,134	10,901	36,491	-	36,491
Adjusted EBITDA[7]	$61,834	$56,061	$19,619	$137,514	$186	$137,700
Revenue	$424,978	$378,264	$137,988	$941,230	-	$941,230
Adjusted EBITDA Margin[7]	14.5%	14.8%	14.2%	14.6%	NMP	14.6%

Nine Months Ended
August 27, 2022
Net income attributable to H.B. Fuller	$131,702	$121,741	$29,013	$282,456	$(150,449)	$132,007
Adjustments:
Acquisition project costs[1]	-	-	-	-	9,008	9,008
Organizational realignment[2]	-	-	-	-	4,915	4,915
Royal Restructuring and integration[3]	-	-	-	-	1,007	1,007
Project One	-	-	-	-	7,559	7,559
Other[4]	-	-	-	-	8,267	8,267
Discrete tax items[5]	-	-	-	-	7,697	7,697
Income tax effect on adjustments[6]	-	-	-	-	(6,786)	(6,786)
Adjusted net income attributable to H.B. Fuller[7]	131,702	121,741	29,013	282,456	(118,782)	163,674
Add:
Interest expense	-	-	-	-	61,501	61,501
Interest income	-	-	-	-	(6,181)	(6,181)
Adjusted Income taxes	-	-	-	-	61,112	61,112
Depreciation and amortization expense[8]	34,602	43,720	30,603	108,925	-	108,925
Adjusted EBITDA[7]	$166,304	$165,461	$59,616	$391,381	$(2,350)	$389,031
Revenue	1,252,405	1,137,587	400,977	2,790,969	-	2,790,969
Adjusted EBITDA Margin[7]	13.3%	14.5%	14.9%	14.0%	NMP	13.9%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 28, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$32,924	$36,599	$5,516	$75,039	$(43,423)	$31,616
Adjustments:
Acquisition project costs[1]	-	-	-	-	901	901
Organizational realignment[2]	-	-	-	-	3,087	3,087
Royal Restructuring and integration[3]	-	-	-	-	1,016	1,016
Project One	-	-	-	-	2,305	2,305
Other[4]	-	-	-	-	111	111
Discrete tax items[5]	-	-	-	-	5,626	5,626
Income tax effect on adjustments[6]	-	-	-	-	(1,746)	(1,746)
Adjusted net income attributable to H.B. Fuller[7]	32,924	36,599	5,516	75,039	(32,123)	42,916
Add:
Interest expense	-	-	-	-	19,412	19,412
Interest income	-	-	-	-	(2,520)	(2,520)
Adjusted Income taxes	-	-	-	-	15,216	15,216
Depreciation and amortization Expense[8]	11,572	15,402	8,731	35,705	-	35,705
Adjusted EBITDA[7]	$44,496	$52,001	$14,247	$110,744	$(15)	$110,729
Revenue	$369,439	$342,300	$115,091	$826,830	-	$826,830
Adjusted EBITDA Margin[7]	12.0%	15.2%	12.4%	13.4%	NMP	13.4%

Nine Months Ended
August 28, 2021
Net income attributable to H.B. Fuller	$108,291	$104,099	$11,504	$223,894	$(113,385)	$110,509
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,277	2,277
Organizational realignment[2]	-	-	-	-	9,029	9,029
Royal Restructuring and integration[3]	-	-	-	-	3,537	3,537
Project One	-	-	-	-	6,469	6,469
Other[4]	-	-	-	-	(3,701)	(3,701)
Discrete tax items[5]	-	-	-	-	5,068	5,068
Income tax effect on adjustments[6]	-	-	-	-	(4,359)	(4,359)
Adjusted net income attributable to H.B. Fuller[7]	108,291	104,099	11,504	223,894	(95,065)	128,829
Add:
Interest expense	-	-	-	-	59,769	59,769
Interest income	-	-	-	-	(7,709)	(7,709)
Adjusted Income taxes	-	-	-	-	45,653	45,653
Depreciation and amortization expense[8]	34,380	45,935	26,281	106,596	-	106,596
Adjusted EBITDA[7]	$142,671	$150,034	$37,785	$330,490	$2,648	$333,138
Revenue	$1,069,922	$1,000,337	$310,348	$2,380,607	-	$2,380,607
Adjusted EBITDA Margin[7]	13.3%	15.0%	12.2%	13.9%	NMP	14.0%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Nine Months Ended
	August 27, 2022	August 27, 2022
Price	18.7%	17.6%
Volume	(0.3)%	2.8%
Organic Growth[13]	18.4%	20.4%
M&A	2.0%	1.6%
Constant currency	20.4%	22.0%
F/X	(6.6)%	(4.8)%
Total H.B. Fuller Net Revenue Growth	13.8%	17.2%

Revenue growth versus 2022	Three Months Ended					Nine Months Ended
	August 27, 2022					August 27, 2022

					Organic					Organic
	Net Revenue	F/X	Constant Currency	M&A	Growth [13]	Net Revenue	F/X	Constant Currency	M&A	Growth [13]
Hygiene, Health and Consumable Adhesives	15.1%	(7.8)%	22.9%	0.0%	22.9%	17.0%	(5.7)%	22.7%	0.0%	22.7%
Engineering Adhesives	10.5%	(7.0)%	17.5%	0.0%	17.5%	13.7%	(5.0)%	18.7%	0.0%	18.7%
Construction Adhesives	19.8%	(1.3)%	21.1%	14.2%	6.9%	29.2%	(1.0)%	30.2%	12.6%	17.6%
Total H.B. Fuller	13.8%	(6.6)%	20.4%	2.0%	18.4%	17.2%	(4.8)%	22.0%	1.6%	20.4%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	August 27,	November 27,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$60,708	$61,786
Trade receivables (net of allowances of $12,662 and $9,935, as of August 27, 2022 and November 27, 2021, respectively)	649,727	614,645
Inventories	547,278	448,404
Other current assets	163,213	96,335
Total current assets	1,420,926	1,221,170

Property, plant and equipment	1,526,602	1,500,989
Accumulated depreciation	(820,132)	(805,622)
Property, plant and equipment, net	706,470	695,367

Goodwill	1,375,964	1,298,845
Other intangibles, net	707,690	687,075
Other assets	360,588	372,073
Total assets	$4,571,638	$4,274,530

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$33,116	$24,983
Trade payables	485,479	500,321
Accrued compensation	88,744	109,542
Income taxes payable	42,792	15,943
Other accrued expenses	87,260	86,061
Total current liabilities	737,391	736,850

Long-term debt	1,885,041	1,591,479
Accrued pension liabilities	66,704	71,651
Other liabilities	303,817	277,190
Total liabilities	2,992,953	2,677,170

Commitments and contingencies (Note 12)

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 53,298,831 and 52,777,753 as of August 27, 2022 and November 27, 2021, respectively	53,299	52,778
Additional paid-in capital	245,826	213,637
Retained earnings	1,703,278	1,600,601
Accumulated other comprehensive loss	(424,312)	(270,247)
Total H.B. Fuller stockholders' equity	1,578,091	1,596,769
Non-controlling interest	594	591
Total equity	1,578,685	1,597,360
Total liabilities, non-controlling interest and total equity	$4,571,638	$4,274,530

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Nine Months Ended
	August 27, 2022	August 28, 2021
Cash flows from operating activities:
Net income including non-controlling interest	$132,077	$110,560
Adjustments to reconcile net income including non-controlling interest to net cash (used in) provided by operating activities:
Depreciation	54,297	54,158
Amortization	55,088	53,464
Deferred income taxes	(4,968)	(1,547)
Income from equity method investments, net of dividends received	1,420	4,363
Loss (gain) on sale or disposal of assets	(1,130)	641
Share-based compensation	20,358	19,400
Pension and other post-retirement benefit plan activity	(15,324)	(23,192)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(51,629)	(61,900)
Inventories	(112,390)	(141,112)
Other assets	(40,329)	(26,060)
Trade payables	17,381	176,210
Accrued compensation	(17,275)	(1,283)
Other accrued expenses	1,614	(2,292)
Income taxes payable	10,201	1,001
Other liabilities	(35,940)	(53,498)
Other	35,246	52,221
Net cash provided by operating activities	48,697	161,134

Cash flows from investing activities:
Purchased property, plant and equipment	(98,352)	(77,237)
Purchased businesses, net of cash acquired	(242,870)	(5,445)
Proceeds from sale of property, plant and equipment	1,281	2,751
Cash received from government grant	3,928	5,800
Cash payments related to government grant	-	(1,526)
Net cash used in investing activities	(336,013)	(75,657)

Cash flows from financing activities:
Proceeds from debt	335,000	-
Repayment of long-term debt	(15,000)	(118,000)
Payment of debt issuance costs	(600)	-
Net proceeds of notes payable	6,707	9,846
Dividends paid	(29,067)	(26,045)
Contingent consideration payment	(5,000)	-
Proceeds from stock options exercised	13,522	22,053
Repurchases of common stock	(3,885)	(2,668)
Net cash provided by (used in) financing activities	301,677	(114,814)

Effect of exchange rate changes on cash and cash equivalents	(15,439)	(3,063)
Net change in cash and cash equivalents	(1,078)	(32,400)
Cash and cash equivalents at beginning of period	61,786	100,534
Cash and cash equivalents at end of period	$60,708	$68,134